UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2023
AMNEAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Crossing Blvd
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 947-3120
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Amneal Pharmaceuticals, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 9, 2023. Each of the proposals was approved, and each of the director nominees was elected, by the vote of the stockholders at the Annual Meeting as follows:
Proposal 1: To elect the following director nominees to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Emily Peterson Alva	229,279,380	1,816,706	96,495	25,513,061
Deb Autor	229,602,211	1,483,770	106,600	25,513,061
J. Kevin Buchi	197,910,568	33,179,505	102,508	25,513,061
Jeff George	198,211,840	32,879,658	101,083	25,513,061
John Kiely	196,066,358	35,022,385	103,838	25,513,061
Paul Meister	212,151,263	18,932,673	108,645	25,513,061
Ted Nark	228,742,967	2,217,364	232,250	25,513,061
Chintu Patel	229,230,849	1,865,246	96,486	25,513,061
Chirag Patel	229,182,342	1,913,165	97,074	25,513,061
Gautam Patel	227,239,534	3,785,347	167,700	25,513,061
Shlomo Yanai	229,147,164	1,938,034	107,383	25,513,061

Proposal 2: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
227,413,821	3,098,184	680,576	25,513,061

Proposal 3: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	Against	Abstain	Broker Non-Votes
254,931,713	1,641,294	132,635	0

Proposal 4: To approve the Amended & Restated 2018 Incentive Award Plan:

For	Against	Abstain	Broker Non-Votes
215,730,063	15,006,306	456,212	25,513,061

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2023	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Jason B. Daly
	Name:	Jason B. Daly
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary